EXHIBIT 99.2

FORM OF FIRST AMENDMENT

This First Amendment, dated as of December   , 2008 (this “Amendment”), to the Credit Agreement, dated as of April 19, 2006 (the “Credit Agreement”) among AVIS BUDGET HOLDINGS, LLC (“Holdings”), AVIS BUDGET CAR RENTAL, LLC (the “Borrower”), the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto (the “Lenders”), BANK OF AMERICA, N.A., CALYON NEW YORK BRANCH and CITICORP USA, INC. as documentation agents, WACHOVIA BANK, NATIONAL ASSOCIATION as co-documentation agent, DEUTSCHE BANK SECURITIES INC. as syndication agent and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”; and together with the other agents named therein, the “Agents”).

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the Lenders and the Agents are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders amend certain terms in the Credit Agreement in the manner provided for herein; and

WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendments subject to the provisions of this Amendment;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1.  Defined Terms.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement.

2.  Amendments to Section 1.1 (Defined Terms).  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)           by deleting the definition of “ABR” in its entirety and inserting in lieu thereof the following new definition:

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b)(i) the Federal Funds Effective Rate in effect on such day plus (ii) ½ of 1% and (c)(i) the Eurocurrency Rate for a one month interest period in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (ii) 1%.  For purposes hereof:  (1) “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors) and (2) the Eurocurrency Rate for any day shall be based on the rate for deposits in Dollars appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

(b)           by deleting the definition of “AESOP Financing Program” in its entirety and inserting in lieu thereof the following new definition:

“AESOP Financing Program”:  the transactions contemplated by the AESOP Base Indenture, as it may be from time to time further amended, supplemented or modified, and the instruments and agreements referenced therein and otherwise executed in connection therewith, and any successor program.

(c)           by deleting the definition of “Applicable Margin” in its entirety and inserting in lieu thereof the following new definition:

“Applicable Margin”: (a) with respect to Term Loans, (i) 2.75% in the case of ABR Loans and (ii) 3.75% in the case of Eurocurrency Loans and (b) with respect to Revolving Loans and Swingline Loans, (i) 3.00% in the case of ABR Loans and (ii) 4.00% in the case of Eurocurrency Loans.

(d)           by deleting “25,000,000” in the definition of “Asset Sale” and inserting in lieu thereof “10,000,000”;

(e)           by deleting the text from the definition of “Commitment Fee Rate” in its entirety and inserting in lieu thereof “0.50%”;

(f)           by amending the definition of “Consolidated EBITDA” as follows:

(i)  by deleting “and” following subclause (e), deleting subclause (f) thereof in its entirety and inserting in lieu thereof the following new subclauses (f), (g) and (h):

“, (f)(i) separation, integration, restructuring and severance cash items and (ii) other extraordinary, unusual or non-recurring cash items, in the case of each of (i) and (ii) in an aggregate amount not to exceed $50,000,000 for any period plus, in the case of any period including the fiscal quarter ended (A) March 31, 2008, $483,000, (B) June 30, 2008, $786,000 and (C) September 30, 2008, $11,097,000, (g) other unusual or non-recurring non-cash expenses or losses, including fees, expenses and charges associated with the transactions contemplated by the Separation Agreement, and (h) unrealized losses from interest rate, foreign exchange and gasoline Swap Agreements, in the case of each of (a)-(h) above, to the extent such items are reflected as a charge in the calculation of Consolidated Net Income for such period,” and

(ii)  by deleting subclauses (i) and (ii) thereof in their entirety and inserting in lieu thereof the following new subclauses (i) and (ii):

“(i)(A) any non-recurring gains (losses) on business unit dispositions outside the ordinary course of business and (B) any unusual or non-recurring non-cash income, in the case of each of (A) and (B) above, to the extent such items are reflected as income (losses) in the calculation of Consolidated Net Income for such period and (ii) any cash payments made during such period in respect of items described in clause (g) and (h) above subsequent to the fiscal quarter in which the relevant non-cash expenses or non-cash or unrealized losses were reflected as a charge in the calculation of Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.”

(g)           by deleting the text in subclause (iv) of “Consolidated Net Income” thereof in its entirety and inserting in lieu thereof the following:

“(iv) any extraordinary or unusual pretax non-cash losses.”

(h)           by deleting the definition of “Guarantee and Collateral Agreement” and inserting in lieu thereof the following new definition:

“Guarantee and Collateral Agreement”:  the Amended and Restated Guarantee and Collateral Agreement, dated as of the First Amendment Effective Date, as amended, modified or supplemented from time to time.

(i)           by deleting “25,000,000” in the definition of “Recovery Event” and inserting in lieu thereof “10,000,000”;

(j)           by deleting the definition of “Reinvestment Event” in its entirety and inserting in lieu thereof the following new definition:

“Reinvestment Event”:  any (a) Asset Sale that yields gross proceeds to any Loan Party (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000, but less than $25,000,000, or (b) Recovery Event resulting in a settlement or payment in a principal amount in excess of $10,000,000, but less than $25,000,000, in each case in respect of which the Borrower has delivered a Reinvestment Notice.

(k)           by inserting “the Mortgages” after “Guarantee and Collateral Agreement,” in the definition of “Security Documents”;

(l)           by adding the following new definitions in the appropriate alphabetical order:

“AESOP Base Indenture”:  the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between the AESOP Issuer and the AESOP Trustee, as amended, modified or supplemented from time to time.

“AESOP Issuer”:  Avis Budget Rental Car Funding (AESOP) LLC.

“AESOP (Permanent) Variable Funding Facility”:  The Amended and Restated Series 2002-2 Supplement, dated as of November 22, 2002, among the AESOP Issuer, the Borrower, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the several commercial paper conduits and other financial institutions party thereto, and the AESOP Trustee, as amended, modified or supplemented from time to time.

“AESOP (Seasonal) Variable Funding Facility”:  The Series 2008-1 Supplement, dated as of February 15, 2008, among the AESOP Issuer, the Borrower, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the several commercial paper conduits and other financial institutions party thereto, and the Trustee, as amended, modified or supplemented from time to time.

“AESOP Trustee”:  The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee under the AESOP Base Indenture.

“AESOP Variable Funding Facilities”:  the AESOP (Permanent) Variable Funding Facility and the AESOP (Seasonal) Variable Funding Facility.

“Fleet Financing Forecast”:  the Borrower’s annual forecast of financing needs for its domestic rental car rental fleet (including detailed sources and uses), substantially in the form set forth in Section 1 of Annex A.

“First Amendment Effective Date”:  December   , 2008.

“Mortgaged Properties”:  the real properties listed on Schedule 1.1F, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

“Mortgages”:  each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit H (with such changes thereto as the Administrative Agent may approve or as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

“Revolving Loan Sublimit”:  $275,000,000.

(m)           by deleting the following definitions in their entirety:  “Consolidated Interest Coverage Ratio”, “Consolidated Interest Expense”, “Permitted Acquisition” and “Pricing Grid”.

3.           Amendment to Section 2.4 (Revolving Commitment).  Section 2.4 of the Credit Agreement is hereby amended by inserting “(x) does not exceed the amount of such Lender’s Revolving Percentage of the Revolving Loan Sublimit and (y)” after “at any time outstanding which,”.

4.           Amendment to Section 2.6 (Swingline Commitment).  Section 2.6 of the Credit Agreement is hereby amended by inserting “(x) the aggregate principal amount of Swingline Loans and Revolving Loans then outstanding would exceed the Revolving Loan Sublimit or (y)” after “after giving effect to the making of such Swingline Loan,”.

5.           Amendments to Section 2.11 (Mandatory Prepayments).  Section 2.11 of the Credit Agreement is hereby amended as follows:

(a)           by deleting “75%” in clauses (a) and (b) thereof and inserting in lieu thereof “100%”; and

(b)           by deleting clause (d) thereof in its entirety.

6.           Amendment to Section 4.17 (Security Documents).  Section 4.17 of the Credit Agreement is hereby amended by redesignating the text of existing Section 4.17 clause (a) thereof and inserting the following new clause (b):

“(b)  When executed, each of the Mortgages will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are accepted for recording in the applicable recording offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except for any Permitted Lien other than Liens securing Indebtedness).  Schedule 1.1F lists, as of the First Amendment Effective Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries that has a value, in the reasonable opinion of the Borrower, in excess of $400,000.”

7.           Amendment to Section 5.2 (Conditions to Each Extension of Credit).  Section 5.2 of the Credit Agreement is hereby amended as follows:

(a)  by relettering existing clause (c) as new clause (d);

(b)           by inserting the following new clause (c):
“(c)  No Excess Proceeds.  The amount of any extension of credit, after giving effect to the application of proceeds thereof, shall not exceed the reasonable working capital needs of the Borrower and its Subsidiaries by a material amount.”; and

(c)           by inserting the following at the end of Section 5.2:
“In addition, so long as there are any borrowings outstanding under the AESOP Variable Funding Facilities, each Application for issuance of a Letter of Credit on behalf of the Borrower or any Subsidiary Borrower, the beneficiary of which is Avis Budget Rental Car Funding (AESOP) LLC,  hereunder shall constitute a representation and warranty by the Borrower, or such Subsidiary Borrower, as applicable, as of the date of such Application that the aggregate balance of cash and Cash Equivalents (in each case that are not restricted) on the balance sheets of AESOP Leasing LP or Avis Budget Rental Car Funding (AESOP) LLC did not exceed $50,000,000 (excluding any cash or Cash Equivalents pledged as collateral for any AESOP Indebtedness) for all of the seven consecutive Business Days preceding the date of such Application.”

8.           Amendments to Section 6.2 (Certificates; Other Information).  Section 6.2 of the Credit Agreement is hereby amended as follows:

(a)           by inserting “(which shall include the Fleet Financing Forecast for such fiscal year)” after “for the following fiscal year” in clause (c) thereof;

(b)           by deleting “and” following clause (c);

(c)           by relettering existing clause (d) as new clause (f); and

(d)           by inserting the following new clauses (d) and (e):

“(d)  as soon as available, but in any event not later than five Business Days after the end of each calendar month, (i) a weekly forecast of the Borrower’s cash position and cash-flows for the following 13-week period, (ii) a financial report setting forth in comparative detail the Borrower’s weekly cash position for such calendar month against the forecast delivered pursuant to subclause (i) above for such calendar month, in each case, substantially in the form set forth in Section 2 of Annex A, it being understood that (1) the financial forecasts provided pursuant to this Section 6.2(d) will be subject to quarterly and year-end adjustments and (2) any such financial forecast as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial forecast may differ from such information by a material amount;

(e)  as soon as available, but in any event not later than ten Business Days after the end of each calendar month, a financial report setting forth in comparative detail the Borrower’s financial performance and liquidity for such calendar month (including rental car financing activity) against the projected performance and liquidity for such calendar month contained in the consolidated budget for the fiscal year (including the Fleet Financing Forecast, it being understood that the financial performance information provided pursuant to this Section 6.2(e) will be subject to quarterly and year-end adjustments), substantially in the form set forth in Section 2 of Annex A; and”

9.           Amendments to Section 6.9 (Additional Collateral, etc.).  Section 6.9 of the Credit Agreement is hereby amended by inserting the following new clause (d):

“(d)           With respect to any fee interest or leasehold interest in any real property having a value (together with improvements thereof) of at least $400,000 acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(h) and (y) real property acquired by any Excluded Subsidiary or Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property; provided that the obligation to deliver a Mortgage covering any leasehold property shall be limited to the use by the applicable Group Member of its commercially reasonable efforts to obtain any necessary landlord consents or waivers and (ii) in the case of any real property with a value of $5,000,000 or more, if requested by the Administrative Agent (x) provide the Lenders with title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) and (y) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.”

10.           New Section 6.10 (Post-First Amendment Actions).  Section 6 of the Credit Agreement is hereby amended by inserting the following new Section 6.10:

“6.10                      Post-First Amendment Actions.  Within the time period described on Schedule 6.10 with respect to each action listed on such Schedule, or such later date as the Administrative Agent shall agree in its discretion from time to time, the actions listed on Schedule 6.10 shall be completed.”

11.           Amendments to Section 7.1 (Financial Condition Covenants).  Section 7.1 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following new Section 7.1:

“7.1           Financial Condition Covenants.

(a)  Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below (commencing with the fiscal quarter ending June 30, 2010) to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
June 30, 2010	5.25 to 1.00
June 30, 2011 and thereafter	4.75 to 1.00

(b)  Consolidated EBITDA.  Permit Consolidated EBITDA as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below (commencing with the fiscal quarter ending December 31, 2008), to be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated EBITDA
December 31, 2008	$160,000,000
March 31, 2009	$135,000,000
June 30, 2009	$95,000,000
September 30, 2009	$80,000,000
December 31, 2009	$155,000,000
March 31, 2010	$175,000,000

”

12.           Amendments to Section 7.2 (Indebtedness). Section 7.2 of the Credit Agreement is hereby amended as follows:

(a)           by deleting “$100,000,000” in clause (g) thereof and inserting in lieu thereof “$40,000,000”;

(b)           by inserting the following proviso at the end of clause (i) thereof:

“; provided that each guarantor under the Senior Unsecured Notes or any Permitted Refinancing thereof shall be a guarantor of the Obligations pursuant to the Guarantee and Collateral Agreement or such other agreement as the Administrative Agent may approve in its reasonable discretion”;

(c)           by deleting existing clause (l) thereof in its entirety and inserting in lieu thereof the following new clause (l):

“(l)  Recourse Vehicle Indebtedness in an aggregate principal amount, together with any principal amounts permitted under clause (m) of this Section 7.2, not to exceed (i) $100,000,000 plus (ii) $200,000,000, in each case at any one time outstanding; provided that any Indebtedness incurred or issued under subclause (ii) of this Section 7.2(l) shall be (x) on terms and conditions reasonably acceptable to the Administrative Agent and (y) accompanied by a permanent reduction of the Indebtedness outstanding under the AESOP Variable Funding Facilities (with any such reduction applied ratably between the AESOP Variable Funding Facilities) equal to 50% of the amount of Recourse Vehicle Indebtedness incurred or issued under such subclause (ii);”;

(d)           by deleting existing clause (m) thereof in its entirety and inserting in lieu thereto the following new clause (m):

“(m)  Indebtedness incurred in connection with any acquisition by the Borrower or any of its Subsidiaries of vehicles directly from a manufacturer pursuant to such manufacturer’s repurchase program in an aggregate principal amount, together with any principal amounts permitted under clause (l) of this Section 7.2, not to exceed (i) $100,000,000 plus (ii) $200,000,000, in each case at any one time outstanding; provided that (x) such Indebtedness is not greater than the net book value of such vehicles and (y) such vehicles could not be financed under the AESOP Financing Program; providedfurther that any Indebtedness incurred or issued under subclause (ii) of this Section 7.2(m) shall be (1) on terms and conditions reasonably acceptable to the Administrative Agent and (2) accompanied by a permanent reduction of the Indebtedness outstanding under the AESOP Variable Funding Facilities (with any such reduction applied ratably between the AESOP Variable Funding Facilities) equal to 50% of the amount of Indebtedness incurred or issued under such subclause (ii);”;

(e)           by deleting existing clause (q) thereof in its entirety and inserting in lieu thereof the following new clause (q):

“(q)  Indebtedness of any Foreign Subsidiary, Excluded Subsidiary or Securitization Entity to the Borrower or any Subsidiary Guarantor in an aggregate principal amount, together with any amounts permitted under clauses (t) and (w) of this Section 7.2, not to exceed (i) $50,000,000 at any one time outstanding;”;

(f)           by deleting existing clause (t) thereof in its entirety and inserting in lieu thereof the following new clause (t):

“(t)  Indebtedness of any Foreign Subsidiary in an aggregate principal amount, together with any amounts permitted under clauses (q) and (w) of this Section 7.2, not to exceed (i) $50,000,000 at any one time outstanding;”; and

(g)           by deleting existing clause (w) thereof in its entirety and inserting in lieu thereof the following new clause (w):

“(w)  additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount, together with any amounts permitted under clauses (q) and (t) of this Section 7.2, not to exceed (i) $50,000,000 at any one time outstanding; and”

13.           Amendment to Section 7.6 (Restricted Payments).  Section 7.6 of the Credit Agreement is hereby amended as follows:

(a)           by deleting “(i)” from clause (d) thereof;

(b)           by deleting “and” after “Tax Sharing Agreement”; and

(c)           by deleting subclause (ii) thereof in its entirety.

14.           Amendments to Section 7.7 (Investments).  Section 7.7 of the Credit Agreement is hereby amended as follows:

(a)           by inserting at the end of clause (d) thereof “in an aggregate amount not to exceed $500,000 in any fiscal year”;

(b)           by deleting clause (g) thereof in its entirety and inserting in lieu thereof the following new clause (g):

“(g) intercompany Investments by the Borrower or any Subsidiary Guarantor in any Securitization Entity made in the ordinary course of business or to satisfy the general financing needs of such Securitization Entity;”;

(c)           by deleting “Foreign Subsidiary, Excluded Subsidiary or Securitization Entity” and inserting in lieu thereof “Foreign Subsidiary or Excluded Subsidiary” in clause (h) thereof;

(d)           by deleting the text of clause (l)  thereof in its entirety and inserting “[reserved]” in lieu thereof; and

(e)           by deleting “$200,000,000” in clause (m) thereof and inserting in lieu thereof “$25,000,000”.

15.           Amendment to Section 7.8 (Optional Payments and Modifications of Certain Agreements).  Section 7.8 of the Credit Agreement is hereby amended by deleting “(i)”, deleting “or” after “Permitted Refinancing” and deleting subclause (ii) in its entirety from the proviso to clause (a).

16.           Amendment to Section 8 (Events of Default). Section 8 of the Credit Agreement is hereby amended by replacing “guarantee” with “guarantees” and by inserting “and Section 3” after “Section 2” in clause (j) thereof.

17.           New Annex and Schedules to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           by adding new Annex A (Form of Fleet Financing Forecast; Form of Monthly Reports) attached hereto as Exhibit 1;

(b)           by adding new Exhibit H (Form of Mortgage) attached hereto as Exhibit 2;

(c)           by adding Schedule 1.1F (Mortgaged Properties) attached hereto as Exhibit 3 B; and

(d)           by adding Schedule 6.10 (Post-First Amendment Actions) attached hereto as Exhibit 4.

18.           Reduction of the Revolving Commitments.  As of the First Amendment Effective Date, the aggregate amount of the Revolving Commitments (including any Revolving Commitments designated to be made available for Revolving Extensions of Credit under any New Local Facility) shall be reduced to $1,150,000,000 in accordance with Section 2.9 of the Credit Agreement (it being understood than no further notice, as required under Section 2.9 of the Credit Agreement, shall be required to be delivered).

19.           Representations and Warranties.  On and as of the date hereof, after giving effect to this Amendment, the Borrower hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects except to the extent that such representations and warranties expressly relate solely to a specific earlier date.

20.           Effectiveness of Amendment.  This Amendment shall become effective as upon the receipt by the Administrative Agent of the following:

(a)           counterparts to this Amendment duly executed by Holdings, the Borrower and the Required Lenders;

(b)           counterparts to the Amended and Restated Guarantee and Collateral Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by Holdings, the Borrower and each of the other Loan Parties;

(c)           an amendment fee for the account of each Lender consenting to this Amendment by 5:00 P.M. (New York City time) on December 30, 2008, in an amount equal to 1.00% of the sum of each such Lender’s Revolving Commitment and outstanding Term Loans;

(d)           all amounts required to be repaid as a result of the reduction of the Revolving Commitments pursuant to Section 15 of this Amendment; and

(e)           all other fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel).

21.           Continuing Effect; No Other Amendments or Consents.  Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect.  The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period.

22.           Expenses.  The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

23.           Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

24.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AVIS BUDGET HOLDINGS, LLC

By:
Name:
Title:

AVIS BUDGET CAR RENTAL, LLC

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:
Name:
Title:

[INSERT LENDER NAME], as a Lender

By:
Name:
Title: